UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2005

Date of Report (Date of earliest event reported)

International Securities Exchange, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32435	01-0681729
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

60 Broad Street New York, NY	10004
(Address of principal executive offices)	(Zip Code)

(212) 943-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 11, 2005, Amit Muni was appointed Controller, Principal Accounting Officer, of the Registrant. Bruce Cooperman, the Chief Financial Officer of the Registrant, was previously designated as the principal accounting officer for the Registrant. Mr. Muni will continue reporting to Mr. Cooperman.

Mr. Muni joined International Securities Exchange, Inc. in July 2003 from Instinet Group Inc. where he was Vice President in the Finance Division. Prior to that, Mr. Muni was a Manager in the Capital Markets Practice of PricewaterhouseCoopers LLP. Mr. Muni also served in the accounting and internal audit departments of the National Securities Clearing Corporation. Mr. Muni is a Certified Public Accountant and a graduate of Pace University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SECURITIES EXCHANGE, INC.

By:	/s/ Michael J. Simon
General Counsel, Chief Regulatory Officer and Secretary

Dated: May 17, 2005